Exhibit 4.3

Summary of Free Share Plans

Free Shares (actions gratuites) are allotted for free to holders at an issuance price equal to the par value as set forth in the by-laws (€0.01). The issuance of the Free Shares will occur automatically at the end of the vesting period, by way of a capital increase, which will be realized by debiting the unavailable reserve (réserve non disponible) established for this matter or the issue premiums.

Administration. Pursuant to delegations granted at our annual meeting, our board of directors determines the recipients, dates of grant and final allotment of free shares, the number of free shares to be granted and the terms and conditions of the free shares, including their acquisition period.

Underlying shares. Each Free Share gives the right to one (1) ordinary share.

Allocation. Our Free Shares are generally granted to executive officers, directors, employees or consultants of our company.

Standard terms. The final allotment of our Free Shares will occur as follows:

(a) The Free Shares 2023-1 will vest on the date of the meeting of the Board of Directors held after closing the financial statements for the financial year ending December 31, 2026 as follows:

(i) seventy-five percent (75%) based on (i) a presence condition, and (ii) a condition that we grant Free Shares to all of our employees no later than December 31, 2023; and

(ii) twenty-five percent (25%) based on (i) a presence condition, (ii) a condition that we grant Free Shares to all of our employees no later than December 31, 2023, and (iii) performance conditions.

The abovementioned vesting condition to grant Free Shares to all of our employees no later than December 31, 2023 was satisfied on December 15, 2023.

In the event of a change of control before the second anniversary of their initial allocation, the beneficiary had an option between (i) renouncing his or her Free Shares 2023-1 in exchange for a lump sum paid by the Company (calculated on the basis of 90% of the number of Free Shares 2023-1 multiplied by the share price on the day of the change of control) or (ii) entering into a liquidity agreement with the Company covering all the Free Shares 2023-1 vested at the end of the vesting period, which would be reduced to two years. The Free Shares 2023-1 would be sold at the share price on the date of the change of control increased by 10% if the closing price on the vesting date is greater than or equal to the price on the vesting date and reduced by 10% if the closing price on the vesting date is less than the price on the vesting date. In the event of a change of control occurring after the second anniversary of the grant date, the vesting period will be automatically reduced to end on the date of the change of control.

Since the beginning of the plan, 214,924 AGA 2023-1 lapsed.

(b) The Free Shares 2024-1 are divided into three thirds, with vesting periods starting on the grant date (December 13, 2024) and ending

(i) for the first third: on the first anniversary of the grant date,

(ii) for the second third: at the end of the twenty-seventh (27th) month following the grant date, and

(iii) for the third third: on the third anniversary of the grant date.

For each tranche, twenty-five percent (25%) are subject to both a presence condition and a performance condition, and seventy-five percent (75%) are subject solely to a presence condition.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that (x) subject to renouncing the benefit of the shares acquired, the Beneficiary will be entitled to a compensation from the Company up to 90% of the value of all Free Shares or (y) that the number of shares acquired, subject to being free of any rights, will be acquired by acceleration, as the case may be, at the end of the vesting period mentioned in (i) above, the vesting period mentioned in (ii) above or on the change of control date. In the event of acquisition by acceleration at the end of the vesting period mentioned in (i) above, the acquired shares will be subject to a conservation period as from the end of the vesting period mentioned in (i) above in accordance with the provisions of the plan.

Since their issuance, 266,667 Free Shares 2024-1 were acquired by its beneficiary and 256,483 lapsed.

(c) The Free Shares 2024-2 are divided into three thirds, with vesting periods starting on the grant date (December 13, 2024) and ending

(i) for the first third: on the first anniversary of the grant date,

(ii) for the second third: at the end of the twenty-seventh (27th) month following the grant date, and

(iii) for the third third: on the third anniversary of the grant date.

For each tranche, twenty-five percent (25%) are subject to both a presence condition and a performance condition, and seventy-five percent (75%) are subject solely to a presence condition.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that (x) subject to renouncing the benefit of the shares acquired the Beneficiary will be entitled to compensation from the Company up to 90% of the value of all Free Shares or (y) that the number of shares acquired, subject to being free of any rights, will be acquired by acceleration, as the case may be, at the end of the vesting period mentioned in (i) above, the vesting period mentioned in (ii) above or on the change of control date. In the event of acquisition by acceleration at the end of the vesting period mentioned in (i) above, the acquired shares will be subject to a conservation period as from the end of the vesting period mentioned in (i) above in accordance with the provisions of the plan.

Since their issuance, 145,388 Free Shares 2024-2 were acquired by its beneficiary and 541,433 lapsed.

(d) The Free Shares 2024-3 are divided into three thirds, with vesting periods starting on the grant date (December 13, 2024) and ending

(i) one year from the grant date for the first third of Free Shares 2024-3;

(ii) two years from the grant date for the second third of Free Shares 2024-3; and

(iii) three years from the grant date for the third third of Free Shares 2024-3.

At the end of the vesting period, each Free Shares 2024-3 beneficiary will be required to keep their Free Shares 2024-3 for one year for the first third of the Free Shares 2024-3. There is no conservation period for the second and third thirds of the Free Shares 2024-3.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that, subject to renouncing the benefit of the shares acquired the Beneficiary will be entitled to compensation from the Company up to 90% of the value of all Free Shares or decide that the number of shares acquired and subject to them being free of any rights, will be acquired by acceleration, as the case may be, at the end of first vesting mentioned in (i) above or the change of control date. In the event of acquisition by acceleration, the acquired shares will be subject to a conservation period in accordance with the provisions of the plan.

Since their issuance, 495,701 Free Shares 2024-3 were acquired by their beneficiaries and 121,803 lapsed.

(e) The Free Shares 2024-4 plan was adopted by our Board of Directors on December 13, 2024 to allocate Free Shares to employees in Germany and in United Kingdom. Free Shares 2024-4 have the same essential characteristics as Free Shares 2024-3.

Since their issuance, 23,181 Free Shares 2024-4 lapsed.

(f) The Free Shares 2025-1 plan was adopted by our Board of Directors on September 30, 2025 and will vest as follows:

(i) for the first third of the first tranche (Tranche 1-A): on September 30, 2025,

(ii) for the second third of the first tranche (Tranche 1-B): on August 5, 2027,

(iii) for the third third of the first tranche (Tranche 1-C): on May 6, 2028, and

(iv) for the entire second tranche (Tranche B): on May 6, 2028.

Vesting of Tranche 1-A was only subject to a presence condition. For the vesting of Tranche 1-B and Tranche 1-C, 25% are subject to both a presence condition and a performance condition, and 75% are subject solely to a presence condition. For Tranche B is entirely subject to both a presence condition and a performance condition.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that (x) subject to renouncing the benefit of the shares acquired the Beneficiary will be entitled to compensation from the Company up to 90% of the value of all free shares or (y) the free shares will be acquired by acceleration, as applicable, based on the change of control date, at the end of acquisition period of Tranche 1-A, acquisition period of Tranche 1-B or on the change of control date, it being specified that the presence condition and the performance conditions will in this case be deemed to have been met. In the event of an accelerated vesting at the end of the acquisition period of Tranche 1-A, acquisition period of Tranche 1-B or on the change of control date if this occurs before the second anniversary of the date of grant, the acquired shares shall be subject to a lock-up period starting at the end of the relevant acquisition period for a period in accordance with the provisions of the plan.

Since their issuance, 3,939,966 Free Shares 2025-1 lapsed.

(g) The Free Shares 2025-2 are divided into three thirds, with vesting periods starting on the grant date (September 26, 2025) and ending

(i) for the first third: on the first anniversary of the grant date,

(ii) for the second third: on the second anniversary of the grant date, and

(iii) for the third third: on the third anniversary of the grant date.

Vesting of the Free Shares 2025-2 is only subject to a presence condition.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that (x) subject to renouncing the benefit of the shares acquired the Beneficiary will be entitled to compensation from the Company up to 90% of the value of all Free Shares or (y) all free shares, provided that they are free of any rights, will be acquired by acceleration at the end of first acquisition period. In this case, the acquired shares will be subject to a lock-up period starting at the end of the first acquisition period for a duration in accordance with the provisions of the plan.

Since their issuance, 64,600 Free Shares 2025-2 lapsed.

(h) The Free Shares 2025-3 plan was adopted by our Board of Directors on September 26, 2025 to allocate Free Shares  to employees in United Kingdom. Free Shares 2025-3 have the same essential characteristics as Free Shares 2025-2.

Since their issuance, all the Free Shares 2025-3 lapsed.

(i) The Free Shares 2025-4 are divided into three thirds, with vesting periods starting on the grant date (December 15, 2025) and ending

(i) for the first third: on the first anniversary of the grant date,

(ii) for the second third: on the second anniversary of the grant date, and

(iii) for the third third: on the third anniversary of the grant date.

Vesting of the Free Shares 2025-4 is only subject to a presence condition.

In the event of a change of control (if the Company’s successor or one of its subsidiaries does not agree to take over or replace an outstanding conditional grant) before the third anniversary of the grant date, the Board of Directors may, at its discretion, either decide that (x) subject to renouncing the benefit of the shares acquired the Beneficiary will be entitled to compensation from the Company up to 90% of the value of all Free Shares or (y) that all conditionally allocated shares will be acquired by acceleration at the end of the first acquisition period. In this case, the acquired shares will be subject to a lock-up period starting at the end of the first acquisition period for a duration in accordance with the provisions of the plan.

(j) The Free Shares 2025-5 Plan was adopted by our Board of Directors on December 15, 2025, to allocate 500,000 Free Shares 2025-5 to an employee in United Kingdom. Free Shares 2025-5 have the same essential characteristics as Free Shares 2025-4.